                                                                     EXHIBIT 4.5


                                As of May 5, 1998



NCI Building Systems, Inc.
7301 Fairview
Houston, Texas  77041
Attn:    Robert J. Medlock
         Chief Financial Officer

         Re:      Second Amendment to Credit Agreement

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of March 25, 1998 (as amended by the First Amendment dated as of May 1, 1998, the "CREDIT AGREEMENT"), among NCI Building Systems ("BORROWER"), NationsBank of Texas, N.A., as Administrative Agent ("AGENT"), NationsBanc Montgomery Securities LLC, as Syndication Agent, Swiss Bank Corporation, as Documentation Agent, and the financial institutions named therein (collectively, "LENDERS"). Unless otherwise indicated, all capitalized terms herein are used as defined in the Credit Agreement.

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Guarantors, Agent and Lenders agree as follows:

         1. Base Rate. A typographical error in the definition of "BASE RATE" in
SECTION 1.1 of the Credit Agreement is hereby corrected by deleting the words "the sum of (a)."

         2. Pro Rata Part. The definitions of "PRO RATA" and "PRO RATA PART" in
SECTION 1.1 of the Credit Agreement are hereby amended to read in their entirety as follows:

        PRO RATA and PRO RATA PART mean, when determined for any Lender:

                  (a) with respect to Facility A, (i) if there is no Facility A Principal Debt or LC Exposure, the proportion (stated as a percentage) that such Lender's portion of the Facility A Commitment bears to the total Facility A Commitment, or (ii) if any Facility A Principal Debt or LC Exposure is outstanding, the proportion (stated as a percentage) that the Facility A Principal Debt owed to such Lender and (without duplication) the LC Exposure of such Lender bears to the Facility A Commitment Usage;

                  (b) with respect to Facility B, the proportion (stated as a percentage) that the Facility B Principal Debt owed to such Lender bears to the total Facility B Principal Debt;

                  (c) with respect to Facility C, (i) if there is no Facility C Principal Debt, the proportion (stated as a percentage) that such Lender's portion of the Facility C Commitment bears to the total

         Facility C Commitment, or (ii) if any Facility C Principal Debt is outstanding, the proportion (stated as a percentage) that the Facility C Principal Debt owed to such Lender bears to the total Facility C Principal Debt; and

                  (d) with respect to the Facility as a whole, (i) if there is no Principal Debt or LC Exposure, the proportion (stated as a percentage) that such Lender's Commitment bears to the Total Commitment, or (ii) if there is any Principal Debt or LC Exposure, the proportion (stated as a percentage) that the Principal Debt owed to such Lender and (without duplication) the LC Exposure of such Lender bears to the aggregate Principal Debt and (without duplication) LC Exposure.

         3. Purchase Agreement. A typographical error in the definition of "PURCHASE AGREEMENT" in SECTION 1.1 of the Credit Agreement is hereby corrected by replacing the word "Australian" with the word "Australia."

         4. Interest Options. A typographical error in the first sentence of
SECTION 3.3 of the Credit Agreement is hereby corrected by adding the word "Adjusted" before the words "Eurodollar Rate."

         5. LC Fees. A typographical error in the third sentence of SECTION 4.3 of the Credit Agreement is hereby corrected by adding the phrase "for the ratable account of Lenders" after the word "Agent."

         6. Commitment Fees. SECTION 4.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  4.4 Commitment Fees. Borrower shall pay to Agent for the ratable account of all Lenders with Commitments for Facility A a commitment fee, payable as it accrues on the last day of each fiscal quarter of Borrower (commencing July 31, 1998) and on the Facility A Termination Date, equal to the Applicable Percentage per annum on the amount by which the Facility A Commitment exceeds the average daily Facility A Commitment Usage, in each case during the fiscal quarter ending on such date (or, in the case of the first such payment, during the period from the date of the Acquisition through July 31, 1998). Borrower shall also pay to Agent for the ratable account of all Lenders with Commitments for Facility C a commitment fee, payable as it accrues on the last day of each fiscal quarter of Borrower (commencing July 31, 1998) and on the Facility C Termination Date for each such Lender, equal to the Applicable Percentage per annum on the amount by which Facility C exceeds the average daily Facility C Principal Debt, in each case during the fiscal quarter ending on such date (or, in the case of the first such payment, during the period from the date of the Acquisition through July 31, 1998).

         7. Items to be Furnished. A typographical error in SECTION 8.1(e) of the Credit Agreement is hereby corrected by replacing the reference to "Form S-8" with a reference to "Form 8-K."

         8. Debtor Relief. SECTION 11.3 of the Credit Agreement is hereby amended by deleting the phrase ", that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Documents."

         9. Remedies Upon Default. SECTION 12.1(a) of the Credit Agreement is hereby amended by replacing the phrase "If a Default (i) occurs under SECTION 11.3(c) or (ii) occurs and is continuing under SECTION 11.3(a), (b) or (d)," with the phrase "If a Default (i) occurs under SECTION 11.3(c) or (d), or (ii) occurs and is continuing under SECTION 11.3(a) or (b)."

         10. Defaults. SECTION 13.3 of the Credit Agreement is hereby amended by adding the following phrase at the end thereof:

         "(except to the extent that this Agreement expressly requires that such action may only be taken with, or may not be taken without, the consent of the Determining Lenders)."

         11. Indemnification. A typographical error in SECTION 13.5 of the Credit Agreement is hereby corrected by replacing the reference to "SECTION 14.12" with a reference to "SECTION 8.7."

         12.      Assignments.

                  (a) SECTION 14.12(b) of the Credit Agreement is hereby amended by adding the phrase "(if no Default exists)" at the end of the first line thereof after the word "Borrower."

                  (b) SECTION 14.12(b) of the Credit Agreement is hereby further amended by inserting the word "and" at the end of clause (i), deleting clause (ii), and redesignating clause (iii) as clause (ii).

                  (c) EXHIBIT I to the Credit Agreement is hereby replaced with
         EXHIBIT I attached hereto.

         13. Participations. SECTION 14.12(e) of the Credit Agreement is hereby amended by restating the parenthetical clause at the end of such section to read as follows:

         "(other than amendments, modifications or waivers decreasing the amount of principal or the rate at which interest or any commitment fee is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest or any commitment fee on such Loans or Notes, extending its Commitments, releasing any Guarantor, or releasing all or substantially all of the Collateral)."

         14. Loan Request. EXHIBIT E to the Credit Agreement is hereby amended by restating Paragraph 3 to read in its entirety as follows:

                  3. The requested Loan will not cause (a) the Facility A Commitment Usage to exceed the Facility A Commitment, (b) the Facility B Principal Debt to exceed the Facility B Commitment, (c) the Facility C Principal Debt to exceed the Facility C Commitment, or (d) the Principal Debt and LC Exposure to exceed the Total Commitment.

         15. Conditions Precedent to Future Advances. Lenders will not be obligated to make any further Advances, and this instrument shall not become effective, unless and until Agent receives (a) counterparts of this instrument executed by Borrower, each Guarantor and each Lender, and (b) such other items related to the transactions contemplated by this instrument as Agent may reasonably request.

         16. Covenants; Representations and Warranties. Borrower hereby covenants to pledge and deliver to Agent for the benefit of Lenders that certain Promissory Note in the face amount of $550,000,000 made by NCI Holding Corp. on or before May 11, 1998. Borrower represents and warrants that it possesses all requisite power and authority to execute, deliver and comply with the terms of this instrument, which has been duly authorized and approved by all necessary corporate action and for which no consent of any person is required, and agrees to furnish Agent with evidence of such authorization and approval upon request.

         17. Fees and Expenses. Borrower agrees to pay the reasonable fees and expenses of counsel to Agent for services rendered in connection with the preparation, negotiation and execution of this instrument.

         18. Loan Document; Effect. This instrument is a Loan Document and, therefor, is subject to the applicable provisions of SECTION 14 of the Credit Agreement, all of which are incorporated herein by reference the same as if set forth herein verbatim. Except as amended in this instrument, the Loan

Documents are and shall be unchanged and shall remain in full force and effect. In the event of any inconsistency between the terms of the Credit Agreement as hereby modified (the "AMENDED AGREEMENT") and any other Loan Documents, the terms of the Amended Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement. Borrower hereby releases Agent and Lenders from any liability for actions or failures to act in connection with the Loan Documents prior to the date hereof.

         19. No Waiver of Defaults. This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Documents, or a waiver of Lenders' right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents, and the Loan Documents shall continue to be binding upon, and inure to the benefit of, Borrower, Guarantors, Agent and Lenders and their respective successors and assigns.

         20. Form. Each agreement, document, instrument or other writing to be furnished Agent or Lenders under any provision of this instrument must be in form and substance satisfactory to Agent and its counsel.

         21. Multiple Counterparts. This instrument may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Borrower, Guarantors, Agent and all Lenders to execute the same counterpart hereof so long as Borrower, each Guarantor, Agent and each Lender execute a counterpart hereof.

         22. Final Agreement. THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.


         If the foregoing terms and conditions are acceptable to Borrower and Guarantors, Borrower and Guarantors should indicate its acceptance by signing in the space provided below, whereupon this letter shall become an agreement binding upon and inuring to the benefit of Agent, Lenders, Borrower and Guarantors and their respective successors and assigns.

                                Very truly yours,

                                NATIONSBANK OF TEXAS, N.A.
                                as Administrative Agent and a Lender


                                By: /s/ Richard L. Nichols, Jr.
                                   --------------------------------
                                Name: Richard L. Nichols, Jr.
                                   --------------------------------
                                Title: Vice President
                                   --------------------------------

                            SWISS BANK CORPORATION,
                            STAMFORD BRANCH,
                            as Documentation Agent and a Lender


                            By: /s/ Gary Riddell
                               -------------------------------------------------
                            Name: Gary Riddell
                                 -----------------------------------------------
                            Title: Executive Director, Credit Risk Management
                                 -----------------------------------------------


                            By: /s/ Dorothy McKinley
                               -------------------------------------------------
                            Name: Dorothy McKinley
                                 -----------------------------------------------
                            Title: Associate Director Loan Portfolio Support, US
                                  ----------------------------------------------



   Accepted and agreed to as of the day and year first set forth in the foregoing letter.

                            NCI BUILDING SYSTEMS, INC.


                            By: /s/ Robert J. Medlock
                               -------------------------------------------------
                            Name: Robert J. Medlock
                                 -----------------------------------------------
                            Title: Vice President and Chief Financial Officer
                                 -----------------------------------------------

                        GUARANTORS' CONSENT AND AGREEMENT

         As an inducement to Agent and Lenders to execute, and in consideration of Agent's and Lenders' execution of the foregoing, the undersigned hereby consent thereto and agree that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under the Guaranty dated as of May 1, 1998, executed by the undersigned, or any agreements, documents or instruments executed by any of the undersigned to create liens, security interests or charges to secure the Obligation. This consent and agreement shall be binding upon the undersigned, and the respective successors and assigns of each, and shall inure to the benefit of Agent and Lenders, and respective successors and assigns of each.


                               A & S BUSINESS INTERESTS, INC.
                               NCI HOLDING CORP.
                               NCI OPERATING CORP.
                               METAL BUILDING COMPONENTS HOLDING, INC.
                               METAL COATERS HOLDING, INC.


                               By: /s/ Robert J. Medlock
                                  ----------------------------------------------
                               Name: Robert J. Medlock
                                    --------------------------------------------
                               Title: Vice President
                                     -------------------------------------------


                               A & S BUILDING SYSTEMS, L.P.
                               NCI BUILDING SYSTEMS, L.P.
                               MBCI OPERATING, L.P.
                               METAL COATERS OPERATING, L.P.

                               By:      NCI OPERATING CORP.,
                                        as General Partner


                               By: /s/ Robert J. Medlock
                                  ----------------------------------------------
                               Name: Robert J. Medlock
                                    --------------------------------------------
                               Title: Vice President and Chief Financial Officer
                                     -------------------------------------------

                                    EXHIBIT I

                            ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement dated as of March 25, 1998 (as amended, the "CREDIT AGREEMENT") among NCI Building Systems, Inc., a Delaware corporation ("BORROWER"), the Lenders (as defined in the Credit Agreement), the other parties to such Credit Agreement and NationsBank of Texas, N.A., as Administrative Agent for the Lenders ("AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "ASSIGNOR" and the "ASSIGNEE" referred to on SCHEDULE 1 agree as follows:

         23. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Documents as of the date hereof equal to the percentage interest specified on
SCHEDULE 1 of all outstanding rights and obligations under each Facility designated on SCHEDULE 1. After giving effect to such sale and assignment, the Commitments of the Assignee and any remaining Commitments of the Assignor and the amount of the Loans owing to the Assignee and Assignor (if applicable) will be as set forth on SCHEDULE 1.

         24. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or the performance or observance by any Company of any of its obligations under the Loan Documents; and (iv) attaches the relevant Note or Notes held by the Assignor and requests that Agent exchange such Note or Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitments retained by the Assignor, if any, as specified on SCHEDULE 1.

         25. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
SECTION 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) attaches any U.S. Internal Revenue Service or other forms required under SECTION 3.20(d).

         26. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by Agent, unless otherwise specified on SCHEDULE 1.

         27. Upon such acceptance and recording by Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance and in the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

         28. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         29. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

         30. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.



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



                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE


                                                                                      %
Percentage interest assigned:                                                 ---------


Facility:                                                                     ---------

                                                                              $
Assignee's Commitment for such Facility:                                      ---------

                                                                              $
Aggregate outstanding principal amount of Loans under such Facility assigned: ---------

                                                                              $
Assignor's remaining Commitment under such Facility, if any                   ---------

                                                                              $
Principal amount of Note payable to Assignee for such Facility:               ---------

                                                                              $
Principal amount of Note payable to Assignor for such Facility:               ---------


[If percentages in more than one Facility are being assigned, repeat above information for each other relevant Facility.]
                                                                              *
Effective Date (if other than date of acceptance by Agent):                   -----,---




                                       [NAME OF ASSIGNOR], as Assignor



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------


                                       [NAME OF ASSIGNEE], as Assignee



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                              ----------------------------------


* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Agent.

Accepted and Approved
this ___ day of ___________, __

NATIONSBANK OF TEXAS, N.A.



By:
  -----------------------------------------
Name:
    ---------------------------------------
Title:
     --------------------------------------


Approved this ____ day
of ____________, __


NCI BUILDING SYSTEMS, INC.



By:
   ----------------------------------------
Name:
    ---------------------------------------
Title:
     --------------------------------------




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